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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 20, 2004

                              Pharmion Corporation
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             (Exact name of registrant as specified in its charter)

          Delaware                       000-50447                84-1521333
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(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)

2525 28th Street, Boulder, Colorado                                80301
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code        720-564-9100
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          (Former name or former address if changed since last report)

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Item 5.     Other Events and Regulation FD Disclosure
            On May 19, 2004, Pharmion Corporation, a Delaware corporation (the "Company"), issued a press release announcing that the U.S. Food and Drug Administration ("FDA") approved Pharmion's Vidaza(TM) (azacitidine for injectable suspension) for the treatment of myelodysplastic syndromes (MDS). The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

            On May 20, 2004 Pharmion Corporation hosted a webcast conference call for investors and analysts to discuss this announcement. During this call, Erle Mast, Pharmion's Chief Financial Officer, discussed information regarding the planned pricing for Vidaza and also updated Pharmion's financial guidance for 2004.

            Mr. Mast stated that Pharmion would sell Vidaza to wholesalers for $381 per 100mg vial. Based on Pharmion's clinical experience with Vidaza, the Company estimates that the average price for a cycle of therapy will be approximately $4,500. Assuming a course of therapy of seven cycles, which was the median number of cycles in the Company's Phase II and Phase III studies, this translates into a price per course of therapy of $32,000.

            Mr. Mast also stated that Pharmion estimates that Vidaza sales for 2004 will range from $20-$27 million. He also discussed the difficulty of estimating Vidaza sales prior to having any experience in the marketplace, due in part to the lack of a precise estimate of the number of MDS patients and the fact that, until now, there was no approved treatment for the disease. Mr. Mast urged caution to investors and analysts when building sales assumptions for Vidaza into their financial models for Pharmion as there are many variables that will likely impact the uptake of Vidaza.

            Mr. Mast updated 2004 sales and earnings guidance for Pharmion in light of the FDA approval of Vidaza. The Company's guidance for total sales for 2004 ranges from $84-$96 million, including $20-27 million for Vidaza and, as discussed in the Company's first quarter earnings call, $51-56 million for thalidomide. The Company's estimates its loss for 2004 will range from ($1.70) to ($1.90) per share, compared to previous guidance of ($1.85) to ($2.00) per share. The revised loss estimate reflects not only the increased sales from the approval of Vidaza, but also increased operating expenses for the expanded field organization in the U.S. and Vidaza launch costs.

Item 7.     Financial Statements, Pro Forma Financial Information And Exhibits
            (c) Exhibits

            99.1 Press Release, dated May 19, 2004, entitled "FDA Approves Pharmion's Vidaza(TM) (azacitidine for injectable suspension) for the Treatment of Myelodysplastic Syndromes (MDS)."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PHARMION CORPORATION

Date: May 20, 2004                                   By: /s/ Erle T. Mast
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                                                         Erle T. Mast
                                                         Chief Financial Officer


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